Exhibit 23.1

ERNST & YOUNG

Central Park
152 St. Georges Terrace
Perth WA 6000
Australia

GPO Box M939
Perth WA 6843

November 14, 2001

The Company Secretary
Dynamic Digital Depth Inc.
1600 Canada Place
407 2nd Street SW
Calgary Alberta
T2P 2Y3 CANADA

Att: Ms. Sarah-Lane Sirey

Dear Madam:

CONSENT OF INDEPENDENT AUDITOR

We agree to the reference to our firm under the caption "Independent Auditors" and to the inclusiion in the Form 20-F of our reports dated May 15, 2001 and July 16, 2001 with respect to the consolidated financial statements of Dynamic Digital Depth Inc.

/s/ Ernst & Young
Ernst & Young

Perth, Australia
14 November 2001